SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2005

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-27570	56-1640186
(Commission File Number)	(IRS Employer ID Number)

3151 South 17th Street, Wilmington, North Carolina 28412

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (910) 251-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 22, 2005, the Board of Directors of Pharmaceutical Product Development, Inc. approved an amendment and restatement of the Company’s employee stock purchase plan, or ESPP. The primary amendment is to allow shares to be purchased at a discount of 10% from the lesser of the closing price of the stock on the first or last day of the offering period.

On November 22, 2005, the Board of Directors also approved an amendment and restatement of the Company’s deferred compensation plans for executives and non-employee directors. The amendments primarily involve provisions designed to facilitate compliance with Section 409A of the Internal Revenue Code and the related proposed regulations issued by the Internal Revenue Service. The deferred compensation plans, as amended and restated, are attached hereto as Exhibits 10.190 and 10.209.

On November 22, 2005 the Board of Directors of the Company approved a grant of 22,500 shares of restricted stock to Fred B. Davenport, Jr., the Company’s President, under the Company’s Equity Compensation Plan, subject to a three-year linear vesting schedule under which one-third of the grant will vest on each of the first, second and third anniversaries of the award. This grant is comparable to those made to the Company’s CEO and CFO in May 2005.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.190	Deferred Compensation Plan for Executives, as amended and restated on November 22, 2005.

10.209	Deferred Compensation Plan for Non-Employee Directors, as amended and restated on November 22, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

Date: November 29, 2005

/s/ Linda Baddour
Linda Baddour
Chief Financial Officer